Exhibit 10.4


                        INDEPENDENT CONSULTANT AGREEMENT
                               Michael K. Secright

         This Independent Consulting Agreement ("Agreement") is entered into effective as of the 8th day of September 2003, by and between Y3K Secure Enterprise Software, Inc. with offices at 108 W. Stewart Street, Puyallup WA. 98371 (the "Company") and Michael K. Secright ("Consultant")

                                    Recitals

         A. WHEREAS, the Company desires to retain Consultant to provide certain Services, and Consultant desires to perform such Services for the Company as an independent contractor; and

         B. WHEREAS, the Company and Consultant wish to set forth in writing the terms of their contractual relationship;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained, the parties agree as follows:

                                    AGREEMENT
1. Scope of Work. The Company hereby employs Consultant as an independent contractor. Consultant shall provide the following services to the Company, as requested by the President of the Company (the "Services"):


         1.1 Deploy and manage network supporting y3k integration/development teams

         1.2 Manage and support development efforts that require sever integration and development

         1.3 Support of corporate IT operations

         1.4 Introduce third party relationships to Y3K and nurture those relationships

         1.5 Evaluate third party technology and report finding to Cedric Griss.

         1.6 Responsible for administrative duties and budget for IT operations

         1.7  Consultant   will  be  reporting  to  Cedric  Griss  and  will  be
         responsible for delivering weekly status reports, and other operational material as needed.

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

Consultant shall not have any authority in the performance of the Services to enter into any binding agreements, but shall only assist in negotiating strategic relationships and the like and advise the Company accordingly. The Company shall have final authority on whether to accept or reject any business arrangements or agreements negotiated by Consultant. Consultant specifically agrees that he will not at any time represent himself to be an officer or employee of the Company or in any capacity other than an independent contractor hired to assist the Company in various strategic initiatives. Consultant shall not have the power or right to hire employees or enter into agreements on behalf of the Company, terminate or modify any existing agreements, or otherwise exercise any management decisions with respect to the Company.

2. Term. The term of this Agreement shall be for a period of 180 days commencing on 8th day of September 2003. Either party may terminate this Agreement at any time upon fifteen (15) days' prior written notice. Company may also terminate this Agreement immediately in the event of Consultant's default in the performance of this Agreement or material breach of any of its provisions.

3. Consulting Fees. For the Services to be rendered by Consultant to Company pursuant to this Agreement, Consultant shall be entitled to a monthly consulting fee (the "Consulting Fee") in the amount of Seven Thousand Three Hundred and 00/100 Dollars ($ 7300.00) for the duration of this agreement and negotiated every month thereafter. The Consulting Fee shall be paid in equal semi-monthly installments on our before the first day and the 16th of each month. In the event that this Agreement is terminated on a date other than the first of the month, then the Consulting Fee for that month shall be prorated as of the date of termination. 4. Expenses. Consultant shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of Services under this Agreement as approved by the President of the Company in advance; provided, however, that two officers of the Company must approve business expenses aggregating more than $
100.00 monthly.

5. Proprietary Rights. Consultant agrees that all works, materials, presentations, programs, ideas, technologies, inventions, improvements, discoveries, processes, software designs, technical information or programs or other properties made or conceived by Consultant, and other data and materials resulting from Services provided under this Agreement (collectively, "Works") are works-made-for-hire and the Works, including all ownership, patent rights, copyrights, trade secrets and other intellectual property rights embodied therein that all (separately and collectively the "Intellectual Properties"), shall be the sole property of Company to the extent any Works or portions thereof are considered to be works-made-for-hire.

6. Confidentiality. Consultant recognizes and acknowledges that during the course of performing Services under this Agreement he shall have access to certain information not generally known to the public, relating to the business of Company, which may include without limitation, the existence and terms of this Agreement, customer lists, sales and business information, prospects or projections, processes, formulas, research or experimental work, work in process, trade secrets, source code, software programs owned by Company, marketing plans and procedures, Intellectual Properties (as defined in Section
5), or any other proprietary or confidential matter (collectively
 "Confidential Information"). Consultant recognizes and acknowledges that this Confidential Information constitutes a valuable, special and unique asset of Company, access to and knowledge of which are essential to the performance of Consultant's Services under this Agreement. Consultant acknowledges and agrees that all such Confidential Information, including

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

without limitation that which Consultant conceives or develops, either alone or with others, at any time during the term of this Agreement, is and shall remain the exclusive property of Company and upon termination of this Agreement, no tangible form of such information or copies shall be retained by Consultant in any form. Consultant further recognizes, acknowledges and agrees that in order to enable Company to perform services for its customers, such customers may furnish to it confidential information concerning their business affairs, property, methods of operating or other data, that the goodwill afforded to Company depends upon it and its employees, contractors, agents and consultants preserving the confidentiality of such information, and that such information shall be treated as Confidential Information of Company for all purposes under this Agreement.

7. Non-disclosure. Consultant agrees that, except as directed by Company in writing or with the prior written permission of Company, Consultant shall not at any time, whether during or after his employment with Company, use or disclose to any person any Confidential Information, or permit any person to use, examine or make copies of any documents, files, data or other information sources which contain or are derived from Confidential Information, whether prepared by Consultant or otherwise coming into Consultant's possession or control.

8. Possession. Consultant agrees that upon request by Company, and in any event upon termination of this Agreement for any reason whatsoever, Consultant shall turn over to Company all documents, notes, papers, data, files, computer discs or other programs, office supplies or other material or work product in Consultant's possession or under his control, whether originals, copies or drafts, which were created pursuant to, are connected with or derived from Consultant's services to Company, or which are related in any manner to Company's business activities, training or research and development efforts, and that Consultant shall delete such information from any personal computer Consultant may have.

9. Non-competition. Consultant agrees and covenants that during the term of this Agreement and for six (6) months after termination of this Agreement for any reason, Consultant shall not, directly or indirectly: (a) solicit any employees of Company or any of Company's independent contractors to become associated with any business which is competitive with that of Company with which Consultant may be connected in any way; or (b) solicit any customer or targeted prospective customer of Company on behalf of any business which is directly competitive with any aspect of the business of Company as presently conducted or as said businesses may evolve in the ordinary course of business between the date of this Agreement and the expiration of this covenant not to compete (the "Company Business"), whether or not using any Confidential Information, or (c) compete with any aspect of Company Business, whether as an owner, partner, shareholder, consultant, advisor or in any other capacity for a business which is competitive with Company Business except as noted in exhibit A

10. Injunctive Relief. Consultant acknowledges that the breach or threatened breach of the "Proprietary Rights," "Confidentiality," "Non-competition," or "Non-disclosure" or any other provisions of this Agreement would give rise to irreparable injury to Company, which injury would be inadequately compensable in money damages. Accordingly, Company may seek and obtain injunctive relief from the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies that may be available.

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11.  Attorneys'  Fees and Costs.  In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

12. Independent Contractor Status/Indemnity. Consultant acknowledges and agrees that Consultant is an independent contractor and not an agent of Company. Consultant, and any and all employees or sub-contractors of Consultant, if any, providing services pursuant to this Agreement shall not be considered employees of Company. Consultant acknowledges that Consultant is responsible to pay and agrees to pay any and all applicable federal and state self-employment taxes and fees in connection with the Services under this Agreement, and that Consultant will abide by all applicable federal, state, and local laws in connection therewith. Consultant acknowledges that Consultant shall not be entitled to participate in any employee benefit plans or other fringe benefits, which might otherwise be available to employees of Company. In the event that Company incurs any loss, cost, claim, expense or liability, including attorney fees, as a direct or indirect result of Consultant's material default under this Agreement (which specifically includes Consultant's failure to pay taxes as required in this Section or misrepresentation by Consultant of Consultant's status with respect to the Company in violation of Section 1), then Consultant agrees to indemnify, defend and hold the Company harmless from any and all such loss, cost, claim, expense or liability.

13. Governing Law. The Agreement shall be construed in accordance with the internal laws of the State of Washington applicable to contracts made and performed there. Consultant's obligations under this Agreement supplement and do not supersede the obligations imposed on Consultant by the laws of the State of Washington and the United States of America, including without limitation by the Washington Uniform Trade Secrets Act.

14. Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement (including without limitation the "Proprietary Rights" "Confidentiality," "Non-disclosure," and "Non-competition" provisions) shall survive the termination or expiration of this Agreement and be binding on Consultant and Company.

15. Severability. The invalidity or unenforceability of any provision in the Agreement shall not in any way affect the validity or enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

16. Assignment. The rights of Consultant hereunder shall not be assigned or transferred without Company's prior written consent. Any assignment without Company's prior written consent shall be null and void.

17. Amendments. This Agreement may be amended at any time by mutual consent of the parties hereto, with any such amendment to be invalid unless in writing, signed by Company and Consultant.

18. Entire Agreement. This Agreement constitutes the entire agreement between the parties respecting the employment of Consultant by Company, and there are no representations, warranties or commitments, except as set forth herein.

         IN WITNESS WHEREOF, Company and Consultant have duly executed this Agreement.


COMPANY:                                                CONSULTANT:

Y3K Secure Enterprise Software, Inc.


/s/ King Wm. Cole                                       /s/ Michael K. Secright
- ------------------------------------                    ---------------------
By: King Wm Cole, President                             By: Michael K. Secright
Date:  9/8/03                                           Date:  9/8/03


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